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                                                                   Exhibit 10.10

CONFIDENTIAL TREATMENT REQUESTED BY NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED. THIS EXHIBIT HAS BEEN REDACTED. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                             DATED 8TH OCTOBER, 2003

                          NINETOWNS DIGITAL WORLD TRADE
                                HOLDINGS LIMITED

                                       AND

                          DONG MIN ([Name in Chinese])

                              ____________________

                                SERVICE AGREEMENT

                              ____________________

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND CONFIDENTIAL TERMS HAVE BEEN
OMITTED

AN AGREEMENT made on 8th October, 2003

BETWEEN

(1) NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED, a company established under the laws of the Cayman Islands with limited liability and having its registered office at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies, and registered as an overseas company in Hong Kong having its principal place of business in Hong Kong at Units 2502-3 Worldwide House, 19 Des Voeux Road Central, Hong Kong ("COMPANY"); and

(2) DONG MIN ([Name in Chinese]) (holder of PRC Passport Number ************, of *************************************************************
      ("EMPLOYEE").

IT IS AGREED as follows:

1.    INTERPRETATION

1.1 In this Agreement the following expressions shall have the following meanings, except where the context otherwise requires:


      "ASSOCIATED COMPANY"               means any company which is:

                                         (a)      a company having an ordinary
                                                  share capital of which not
                                                  less than twenty percent (20%)
                                                  is owned directly or
                                                  indirectly by the Company;

                                         (b)      a holding company of the
                                                  Company or a subsidiary of any
                                                  such holding company; or

                                         (c)      a company to which the Company
                                                  or any of its subsidiaries (as
                                                  defined in the Companies
                                                  Ordinance, Cap.32) renders
                                                  managerial, administrative or
                                                  technical services in the
                                                  ordinary course of its
                                                  business;

      "BOARD OF DIRECTORS"               means the directors for the time being
                                         of the Company including any duly
                                         appointed committee of such directors;

      "CALENDAR YEAR"                    means each period commencing on 1
                                         January and ending on 31 December,
                                         inclusive;

      "CONFIDENTIAL                      means:
      INFORMATION"

                                         (a)      trade secrets or other
                                                  confidential information of
                                                  the Company, including in
                                                  particular lists or details of
                                                  customers and clients of the
                                                  Company or any Associated
                                                  Company and/or

                                         (b)      the proprietary information
                                                  (including any Intellectual
                                                  Property and/or Information
                                                  Technology owned or licensed
                                                  by a Group Company),
                                                  observations and data obtained
                                                  by the Employee whilst
                                                  employed by the Company
                                                  concerning the organization,
                                                  business, technology, finance,
                                                  transactions or affairs of the

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                                                  Company or any Associated
                                                  Company;

      "FINANCIAL YEAR"                   means any year or other period for
                                         which accounts of the Company are
                                         made up and audited;

      "GROUP"                            means the Company and all its
                                         Associated Companies;

      "GROUP COMPANY"                    means any company within the Group,
                                         including the Company;

      "HONG KONG"                        means the Hong Kong Special
                                         Administrative Region of the People's
                                         Republic of China;

      "INFORMATION                       means computer hardware, software,
      TECHNOLOGY"                        networks and/or other information
                                         technology and any aspect or asset of
                                         a business which relies on computer
                                         hardware, software, networks and/or
                                         other information technology
                                         (including, without limitation,
                                         development, security, disaster
                                         recovery, EDI, source code escrow,
                                         computer bureau services, maintenance
                                         and support, facilities management,
                                         website, domain name and outsourcing
                                         agreements) whether embedded or
                                         otherwise;

     "INTELLECTUAL PROPERTY"             means trade marks, service
                                         marks, trade or business names or
                                         signs, logos, get-up, patents,
                                         inventions, registered and unregistered
                                         design rights, copyrights (including
                                         rights in computer software),
                                         semi-conductor topography rights,
                                         database rights and all similar
                                         proprietary rights which may subsist in
                                         any part of the world (including
                                         know-how) including, where such rights
                                         are obtained or enhanced by
                                         registration, any registration of such
                                         rights and applications and rights to
                                         apply for such registrations;

      "INVENTION"                        means any discovery, technique, design,
                                         formula, method of manufacture,
                                         invention, secret process or
                                         improvement in procedure, whether
                                         patentable or not;

      "PRC"                              means the People's Republic of China;

      "TERM" means such period as will expire on the earlier of either (i) four years from the date when this Agreement commences or (ii) such date where the Agreement is lawfully and validly terminated under the terms of this Agreement.

1.2 References to Clauses are references to clauses or sub-clauses of this Agreement.

1.3 Headings are for ease of reference only and do not form part of this Agreement.

1.4 References to (or to any specific provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that other document as amended, varied, modified or supplemented from time to time.

1.5 Reference to a Schedule is to a schedule of this Agreement unless otherwise stated. Schedules form part of this Agreement.

1.6 Reference to the neuter gender shall include the masculine and feminine and vice versa, and references to the singular number shall include the plural and vice versa.

2. APPOINTMENT

2.1 The Company hereby agrees to employ the Employee, and the Employee hereby agrees to act, as the vice president of the legal affairs department, administration and human resources department of the Company or in such other office or offices as the Company may from time to time direct in accordance with the terms and conditions hereof.

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2.2   The Employee accepts that the Company may, at its discretion, require him to perform other duties or tasks not within the scope of his normal duties hereunder and the Employee shall perform those duties and/or undertake those tasks as if they were specifically required under this Agreement.

3. TERM

      The Term shall commence on the date hereof and shall continue until the expiry of the Term or until earlier terminated by either party giving to the other written notice in accordance with CLAUSE 10.

4. DUTIES

4.1   The Employee shall, during the Term:

      4.1.1 responsible for the legal, administration and human resources issues;

      4.1.2 devote the whole of his time, attention and skill to the duties of his office;

      4.1.3 faithfully and diligently perform such duties and exercise such powers as may from time to time be assigned to or vested in him;

      4.1.4 obey all reasonable and lawful instructions and directions given to him by or under the authority of the Board of Directors;

      4.1.5 act at all times in a civil manner and shall be punctual, sober, conscientious and loyal in carrying out his duties; and

      4.1.6 generally, do all things possible to promote, develop and extend the business and interests of the Company and its Associated Companies and the Group.

4.2 The Employee may be required in pursuance of his duties hereunder to perform services not only for the Company but also for any of its Associated Companies and without further remuneration (except as otherwise agreed) to accept such offices in such of its Associated Companies as the Company may from time to time reasonably require.

4.3 The Employee hereby agrees that the Company shall be entitled from time to time, without any further consent from the Employee, to second the Employee to the employment of any Associated Company of the Company without prejudice to the rights of the Employee under this Agreement and that the Company shall be at liberty from time to time to appoint any other person or persons to act jointly with the Employee whether in such secondment or in his normal duties hereunder or otherwise.

4.4 The Employee shall not during the Term (except as a representative of the Company or with the prior consent in writing of the Board of Directors):

      4.4.1 be directly or indirectly engaged or concerned in the conduct of any business, whether or not such business is competing in any material respect with the business for the time being of the Company or of any of its Associated Companies; or

      4.4.2 be directly or indirectly interested in any such business save through his holding or being interested in investments (quoted or unquoted) representing not more than five percent (5%) of the issued investments of any class of any one such company.

4.5 The Employee shall not and shall not permit any member of his family to, demand, receive or obtain directly or indirectly:

      4.5.1 any discount, rebate or commission in respect of any sale and purchase of goods effected or other business transacted (whether or not by him) by or on behalf of any Group Companies; or

      4.5.2 from any third party, any gifts, benefits or advantages offered or given to the Employee or any member of his family, as the case may be, by reason of his employment with the Company,

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      and if he or a member of his family (or any firm or company in which he or a member of his family is interested) obtains any such discount, rebate commission, gift, benefit or advantage, the Employee shall (in addition to the other rights of the Company hereunder in respect thereof) account to the Company for the amount or value received.

5. CONFIDENTIALITY

5.1   The Employee acknowledges that:

      5.1.1 he has been advised by the Company that it would not have entered into this Agreement unless assured of the confidentiality covenants contained in this CLAUSE 5 which, the Employee acknowledges, are essential to protect the business and goodwill of the Company; and

      5.1.2 the Confidential Information is the property of the Company or such Associated Company.

5.2 The Employee agrees that he shall not disclose, divulge or communicate to any unauthorized person or use for his own account, or through any failure to exercise all due care and diligence cause any unauthorised disclosure of, any Confidential Information unless and to the extent that the Employee may, after giving prior notice to the Company to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process or arbitration regarding any legal action, suit or proceeding arising out of or relating to this Agreement or the business of the Company or any Associated Company.

5.3 The provisions of this CLAUSE 5 shall apply mutatis mutandis in relation to each of the Associated Companies, to trade secrets or confidential information which the Employee may have received or obtained while in the service of the Company, and the Employee shall further, upon the request of any such company, enter into a separate agreement or undertaking with such Associated Company to the like effect.

5.4 The Employee acknowledges that the terms of this Agreement (and any amendments or variations thereof) are confidential in nature and agrees that he shall not disclose or use the terms of this Agreement or any part thereof for any purpose which may adversely affect the business of the Company.

6. REMUNERATION

6.1 The Company shall pay to the Employee during the continuance of his employment hereunder a salary at the rate specified in SCHEDULE 1 (or such higher rate as may, from time to time, be agreed in accordance with CLAUSE 15.7). In the event of any increase of basic salary being so agreed or notified, the increase shall thereafter have effect as if it were specifically provided for as a term of this Agreement. Such basic salary shall be inclusive of all sums receivable by the Employee from the Company or any of its Associated Companies, excluding benefits outlined in CLAUSE
      6.2. The basic salary shall be payable in arrears on the last working day of each month.

6.2 The Employee shall also be entitled to the benefits set out in SCHEDULE 2, which may, from time to time, be varied in accordance with CLAUSE 15.7.

6.3 The Employee's total compensation (as set out in CLAUSE 6.1 and CLAUSE 6.2) may be reviewed by the Board of Directors at the end of each financial year. Any change of the Employee's compensation shall, from time to time, be agreed in accordance with CLAUSE 15.7.

6.4 So far as is permitted by law, the Company shall be entitled at any time to deduct from the Employee's remuneration hereunder any monies due from him to the Company including, but not limited to, any outstanding loans, advances, the cost of repairing any damage to or loss of the Company's property caused by him (and of recovering the same) and any other monies

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      owed by him to the Company.

6.5 The Company shall, against production of receipts and vouchers if requested, reimburse the Employee all necessary and reasonable expenses (including travel, hotel, entertainment and other out-of-pocket expenses):

      6.5.1 up to but not exceeding HK$1,000 (or equivalent if in foreign currency); or

      6.5.2 exceeding HK$1,000 (or equivalent if in foreign currency), incurred with the Company's prior consent if such expenses,

      properly incurred in the performance of his duties pursuant to this Agreement.

6.6 For the avoidance of doubt, the Employee shall be solely responsible for the due and prompt payment of all taxes that he may be held liable in Hong Kong or elsewhere, non-exclusively including, but not limited to, salaries tax based on his income under this Agreement.

7. PLACE OF WORK

      The Employee shall perform his duties at the office of the Company in Hong Kong, or such other place of business of the Company as the Company may, in its absolute discretion, from time to time, require the Employee to work.

8. WORKING HOURS AND HOLIDAYS

8.1 The Employee shall personally attend to the business and interests of the Company during the normal working hours of the Company as determined by the Company from time to time, and during such other times as the Company may reasonably require for the Employee to carry out his duties faithfully and diligently except in case of incapacity through illness or accident.

8.2 The Employee shall be entitled to annual leave as specified in SCHEDULE 3 in each Calendar Year ("ANNUAL LEAVE"). Annual Leave will be allowed and shall be taken in accordance with the provisions hereof following written requests therefor by the Employee.

8.3 The Employee shall abide by such rules and policies as the Company may, from time to time, implement and notify to the Employee in regards to the Employee's attendance at the office of the Company during periods of extreme weather conditions in Hong Kong, including the hoisting of rainstorm and typhoon warnings by the Hong Kong Observatory.

9. INVENTIONS

9.1 The Employee acknowledges that the nature of his duties, and the particular responsibilities arising therefrom, are such that he has a special obligation within the meaning of S57 of the Patents Ordinance, Cap 514 to further the interest of the Company's undertakings. Accordingly, any Invention made or discovered by the Employee or jointly with others, wholly or substantially in the course of the Employee's normal duties or of duties specifically assigned to the Employee, or in the course of duties falling outside his normal duties, but specifically assigned to the Employee, must immediately be disclosed to the Company and all rights in such Inventions shall be and become the absolute property of the Company and shall not be disclosed to any other person or entity without the consent of the Company being previously obtained, which, if given, may be subject to conditions.

9.2 The Employee shall whenever requested to do so (whether during or after the termination of this Agreement) promptly disclose and deliver to the Company all information and data in the Employee's possession, necessary to enable the Company to have a full understanding of the Invention. The Employee agrees to execute all documents and to do all things that may, in the opinion of the Company, be necessary to enable the Company or its nominees to obtain patent, design, or other intellectual property protection of the Invention in Hong Kong or any other part of the world. The Employee also agrees to vest such patent, design or other intellectual property protection, when obtained, and all right and title to and interest in the

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      same in the Company or its nominees absolutely and as sole beneficial owner.

9.3 The Employee hereby irrevocably appoints the Company to be the Employee's attorney in his name and on his behalf to execute and do any such acts, matters, documents or things as mentioned above and generally to use his name for the purpose of giving to the Company (or its nominees) the full benefit of the provisions of this CLAUSE 9, in favour of any third party. A certificate in writing signed by the Employee or the Company that any instrument or act falls within the authority conferred upon the Company by this CLAUSE 9.3 shall be conclusive evidence that such is the case.

9.4 The Company shall be under no obligation to apply for or to seek to obtain patent, design or other intellectual property protection in relation to any such Invention or in any way to use, exploit or seek to benefit from such Inventions.

9.5 The provisions of this CLAUSE 9 shall not be read or construed as purporting to exclude or limit the operation of S60 of the Patents Ordinance, Cap 514 (as the same may be amended from time to time).

9.6 The Employee agrees to give the Company not less than thirty (30) days' prior notice in writing of any application proposed to be made by the Employee or on the Employee's behalf pursuant to S58 of the Patents Ordinance, Cap 514 (as the same may be amended from time to time) for compensation in respect of any such Invention for which a patent has been granted.

9.8 The copyright and all rights in the nature of copyright to any work created by the Employee during his employment, including but not limited to written works, computer programs, designs, trade marks (whether or not in conjunction with another party) in connection with, affecting or otherwise related to the business of the Company or an Associated Company shall belong to the Company, which shall among other things have the full right to use, transfer and/or alter any such work. The Employee waives his right, or agrees not to enforce, any moral or other intellectual property rights which the Employee may have in such works. The Employee will not infringe any rights in such works and will notify the Company immediately of any circumstances where such rights may have been infringed.

9.9 Any trade mark, design or copyright to works created by the Employee during his employment (and whether or not in conjunction with a third party) in connection with, affecting or relating to the business of the Company or Associated Companies or capable of being used or adapted for use in the Company or Associated Companies, must immediately be disclosed to the Company.

9.10 The Employee further agrees to waive any right to compensation in respect of any such work which is exploited by the Company or by someone else with the Company's permission in a way that could not reasonably have been contemplated by the Company and the Employee at the time of making the work.

9.11 The Employee agrees that he will, at the Company's expense and upon request (whether during or after the termination of the employment) execute such documents as may be necessary to implement the provisions of this CLAUSE 9 and vest all rights, title and interest in such property in the Company.

9.12 The Employee shall not, except as provided in this CLAUSE 9 or as may be necessary in the course of his employment, disclose or make use of any Invention which is the property of the Company.

9.13 Rights and obligations under this CLAUSE 9 shall continue in force after the termination of the Agreement in respect of Inventions made during the Employee's employment hereunder and shall be binding upon the representatives of the Employee.

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10. TERMINATION

10.1 The employment of the Employee under this Agreement may be terminated only by the Company summarily and without notice (or payment in lieu of notice) if the Employee:

      10.1.1 is guilty of gross negligence or wilful misconduct in relation to her employment with the Company;

      10.1.2 is guilty of any grave misconduct which in the opinion of the Company is detrimental to the interests or reputation of the Company;

      10.1.3 is convicted of any criminal offence involving her integrity or honesty,

      10.1.4  becomes an undischarged bankrupt; or

      10.1.5 refuses to carry out any decision of the Board or any reasonable and lawful order given to him by the Board of Directors in the course of his appointment or fails diligently to attend to his duties and will automatically terminate in the event of the death of the Employee, in which event the employment of the Employee and all salary, benefits, allowances, commissions and entitlements payable under this Agreement, or otherwise, shall cease from the date of termination or payment in lieu of notice as applicable.

10.2 If the employment of the Employee is terminated pursuant to CLAUSE 10.1, the Company shall not be liable to pay to the Employee any salary, benefits, allowances, commissions and entitlements in respect of any period after the date of termination.

10.3 Notwithstanding how the employment of the Employee is terminated the Company shall not be liable to pay to the Employee any compensation or similar payment in respect of such termination.

11. EFFECTS OF TERMINATION

11.1 On the termination of this Agreement, howsoever arising, the Employee shall:

      11.1.1 Deliver to the Company all documents (including Confidential Information, correspondence, notes, memoranda, plans, drawings, records, reports, computer disks, software and other documents and data of whatsoever nature) made or compiled by or delivered to the Employee during his employment hereunder and concerning the business, finances or affairs of any Group Company. For the avoidance of doubt it is hereby declared that the property in all such documents as aforesaid shall at all times belong in the Company; and

      11.1.2 at the Company's request, and without compensation or other payment, resign from all appointments or offices which he holds as nominee or representative of the Company and if he should fail to do so within seven days of such request the Company is irrevocably authorised to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to give effect to such resignation(s). Such resignation(s) shall be without prejudice to any claims which the Employee may have against the Company arising out of this Agreement or its termination.

11.2 This CLAUSE 11 shall survive the termination of this Agreement howsoever arising.

12. NON-SOLICITATION

12.1 The Employee covenants with the Company that he will not for the period of 12 months after ceasing to be employed under this Agreement in connection with the carrying on of any business in competition with the business of the Company then being carried on, either on his own behalf or on behalf of any person firm or company directly or indirectly:

      12.1.1 seek to procure orders from or do business with any person firm or company who has

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              at any time done business with the Company or any of the
              Associated Companies during the 12 months immediately preceding the date the Employee ceased employment with the Company; or

      12.1.2 endeavour to entice away from the Company any person who has at any time been employed or engaged by the Company any of the Associated Companies during the 12 months immediately preceding the date the Employee ceased employment with the Company, provided that nothing in this CLAUSE 12 shall prohibit the seeking or procuring of orders or the doing of business not relating or similar to the business of the Company then being carried on.

13. NON-COMPETITION

      The Employee covenants with the Company that he will not within the PRC (which shall include Hong Kong and the Macao SAR) and Taiwan, Republic of China and for the period of 12 months after ceasing to be employed under this Agreement either alone or jointly with or as manager agent consultant or employee of any person firm or company directly or indirectly carry on or be engaged in any activity or business which shall be in competition with the Business.

14. NOTICES

14.1 Any notice to be given by a party under this Agreement must be in writing and must be given by delivery at or sending registered post or other faster postal service, or facsimile transmission or other means of telecommunication in permanent written form (provided the addressee has his or its own facilities for receiving such transmissions) to (in the case of the Company) its registered office for the time being and (in the case of the Employee) his last known address or relevant telecommunications number of the other party.

14.2 Where notice is given by sending in a prescribed manner it shall be deemed to have been received when, in the ordinary course of the means of transmission, it would be received by the addressee. To prove the giving of a notice it shall be sufficient to show it was dispatched. A notice shall have effect from the sooner of its actual or deemed receipt by the addressee.

15. GENERAL

15.1 This Agreement is in substitution for all previous contracts of service between the Company and the Employee which shall be deemed to have been terminated by mutual consent as from the date on which this Agreement commences.

15.2 This Agreement constitutes the entire agreement amongst the parties hereto and supersedes any previous agreements or arrangements (written or oral) between them relating to the subject matter hereof. Each of the parties hereto acknowledges that it is not relying on any statements, warranties or representations given or made by the other party relating to the subject matter hereof, save as expressly set out in this Agreement.

15.3 No failure or delay by any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by any party of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

15.4 If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, illegal, invalid or unenforceable, such

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      illegality, invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

15.5 While CLAUSE 12 and CLAUSE 13 are considered by the parties to be reasonable in all the circumstances, it is agreed that if such clauses as a whole are adjudged to go beyond what is reasonable for the protection of the confidential information and other legitimate investment interests of the Company or any Associated Company, and to be unenforceable, but would be adjudged reasonable if any part or parts thereof were deleted, such clauses shall apply as if such unreasonable part or parts had been deleted.

15.6 The parties agree that a construction of this Agreement that results in all provisions being enforceable is to be preferred to a construction that does not so result.

15.7 This Agreement may not be modified or varied except by an instrument in writing signed by both of the parties hereto or their duly authorized representative.

15.8 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties irrevocably agree that the courts of Hong Kong have non-exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement.

                                   SCHEDULE 1

Basic Salary: HK$480,000 per annum

                                   SCHEDULE 2

Discretionary Bonus

The Employee shall be eligible to receive a discretionary annual bonus. Payment of such bonus and the amount (if any) thereof shall be at the entire discretion of the Company determined by them using such criteria as they consider appropriate, including, but not limited to, whether the Company has made audited profits after tax and minority interest but before extraordinary items of over HK$100 million, the performance of the Group and of the Employee during the period in question, provided always that such bonus (if any) shall not exceed 1% of such profits.

Retirement Scheme

The Employee shall have the benefit of participation in the mandatory provident fund scheme provided by the Company subject to the terms and conditions of such scheme from time to time in force, and the mandatory payments by the Company shall not exceed the statutory minimum.

                                   SCHEDULE 3

                                  ANNUAL LEAVE

In addition to statutory holidays, the Employee shall be entitled after completion of each year of service to 14 working days (including Saturdays) of Annual Leave, which Annual Leave shall be taken at such time or times as may be convenient to the Company having regard to the exigencies of the Company's business, provided that:

1. if the employment of the Employee hereunder is to cease on the completion of any year of service, the Employee shall be entitled to take the Annual Leave immediately prior to the end of such year of service, notwithstanding that at that time such year of service shall not have been completed;

2. if the Employee has taken more Annual Leave during the final year of employment than has accrued by the termination of this Agreement, the Employees hereby consents to the Company deducting from his final salary payment an amount equivalent to such excess Annual Leave taken but not accrued, or paying to the Company such amount if the final

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      salary payment is insufficient for such purpose;

3. if for any reason the Employee shall not have taken his full entitlement of Annual Leave in any one year he shall not have any claim against the Company in respect thereof nor, unless the reason is the exigencies of the Company's business (of which the Company shall be the sole judge), shall he be entitled to additional Annual Leave in any year in respect of leave not taken in previous years.

IN WITNESS whereof this Agreement has been entered into the day and year first before written.

SIGNED by                         )     Ninetowns Digital World Trade Holdings
for and on behalf of              )     Limited
NINETOWNS DIGITAL WORLD           )     /s/ Wang Shuang
TRADE HOLDINGS LIMITED            )     ----------------------------

SIGNED by                         )     /s/ Dong Min
DONG MIN ([Name in Chinese])      )     -----------------------------